Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the 12th day of December, 2006 (the “Effective Date”) by and between Formosa Rose, LLC, a Georgia limited liability company (the “LLC”) and William R. Short (the “Executive”). Upon the formation of a holding company which will ultimately become the parent to a proposed national banking association, the parties agree that this Agreement shall be assigned to said holding company (the “Company”) pursuant to the language set forth herein. The LLC and the Company agree to cause the Company’s proposed national banking association (the “Bank”) to become a party to this Agreement upon its organization as a wholly owned subsidiary of the Company (the Company and the Bank are collectively referred to herein as “Employer”). The parties hereto agree that Sections 2(a) and 11 of this Agreement shall be effective as of the Effective Date, and that all remaining provisions of this Agreement shall, subject to the approval of the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”), be effective as of the date the Bank receives all necessary regulatory approvals to commence operations as a banking institution, or such earlier date as the Company and the Executive agree in writing (the “Employment Date”).

W I T N E S S E T H

WHEREAS, Executive has agreed to sign the Organizer Contribution and Joint Venture Agreement attached hereto as Exhibit A, contribute $20,000 to the LLC, and serve as Manager of the LLC; and

WHEREAS, the Company will seek approval from the OCC and the FDIC to form the Bank as a national banking association; and

WHEREAS, Executive has agreed to assist the Company in the organization of the Bank and to become President and Chief Executive Officer of the Company and the Bank; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment with Employer.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby and by these recitals, the parties agree as follows:

1. Position and Duties. Employer agrees to employ Executive as President and Chief Executive Officer of the Company and the Bank, with such powers and duties as may be prescribed by the Board of Directors of the Company or the Bank, subject to the terms, conditions and provisions of this Agreement. Executive accepts such employment and agrees to serve without additional compensation, if elected, in any other senior executive position of the Company or the Bank reasonably requested of him and as an officer and/or director of any subsidiary of the Company in accordance with Section 7 hereof. Executive shall devote his full-time best efforts to such employment and shall apply substantially that degree of skill and diligence in rendering services to the Company and its subsidiaries under this Agreement as would be applied by a person of ordinary prudence and comparable experience under similar circumstances. In connection therewith, Executive shall report to and be subject to the direction of the Board of Directors of the Company and the Bank. Notwithstanding the foregoing, Executive may devote a reasonable amount of his time to his personal investments and business affairs (including service as a director of unaffiliated companies) and to civic and charitable activities; provided, however, Executive shall not accept any position as a director of any unaffiliated for-profit business organization without advance approval of the Company’s Board of Directors, which approval shall not be unreasonably withheld.

2.	Compensation.

(a) Consulting Services Prior to Employment Date. During the period from the Effective Date until the Employment Date, Executive shall serve as a consultant to the LLC, and upon assignment of this Agreement, to the Company, for the purpose of assisting with the organization of the Bank, and as a consultant Executive shall be deemed to be an independent contractor. The LLC, and upon assignment of this Agreement, the Company, agrees to pay Executive’s COBRA payments (or, in the alternative, reimburse Executive for reasonable health insurance expenses). The LLC, and upon assignment of this Agreement, the Company, agrees to pay Executive consulting fees in the amount of $150,000 per year, payable monthly and pro rated for any partial month, from the Effective Date hereof until the Employment Date. Following the Employment Date, the Company will pay Executive a one-time payment equal to the difference between the amount that Executive received pursuant to the preceding sentence and the amount that Executive would have received had the LLC or the Company paid Executive consulting fees in the amount of $180,000 per year.

(b) Annual Salary. Commencing on the Employment Date, Executive shall be entitled to receive from Employer an annual salary of not less than $200,000 per year, (the “Annual Salary”) payable in accordance with Employer’s normal payroll practice, prorated for any partial employment period. The Annual Salary may be increased from time to time by the Board of Directors of the Company, in its sole discretion, but shall not be decreased without the written consent of Executive. The Board of Directors in exercising its discretion shall consider Executive’s performance in light of the specific goals and objectives for Executive which the Board of Directors shall establish in writing, after consultation with Executive.

(c) Performance Bonus. Commencing on the first anniversary of the date the Bank receives all necessary regulatory approvals to commence operations as a banking institution, Executive shall be eligible to receive such annual performance bonuses as determined in accordance with Executive’s performance in light of Employer’s performance goals and objectives, including, for illustrative purposes only, internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings, employee and customer retention, such goals and objectives to be established by the Executive and the Board of Directors of the Company prior to the Effective Date (the “Performance Goals”). Such bonuses will be limited to 40% of the then current Annual Salary following the first year of the Bank’s operation, 50% of the then current Annual Salary following the second year of the Bank’s operations, and 60% of Executive’s then current Annual Salary for any subsequent year. The payment of any bonus pursuant to this Section 2(c) will be contingent upon the following:

(i) prior to the granting of any bonus to Executive, the Board of Directors of the Company shall consider, and document its findings in the minutes of the meeting wherein the issue was considered, Executive’s performance in light of the Performance Goals as established by the Executive and Board of Directors of the Company as set forth above;

(ii) the most recent Uniform Financial Institution Rating of the Bank shall be not less favorable than a “2”; and

(iii) the Bank shall be “well capitalized” as defined under regulations promulgated by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.

(d) Stock Options and Warrants. Upon the opening of the Bank, the Company shall grant to Executive stock options to purchase a number of shares of the Company’s common stock equal to one percent (1%) of the number of outstanding shares of the Company’s common stock following the completion of the Company’s initial stock offering. The options shall vest in three equal annual installments commencing on the first anniversary of the date of grant. The Company shall grant to Executive a warrant to acquire a number of shares of the Company’s common stock on the same terms as the warrants issued to the Company’s other organizing directors.

3.	Fringe Benefits, Vacation Time, Expenses and Perquisites.

(a) Benefit Plan Participation. Executive shall be eligible to participate in or receive benefits under all corporate employment benefit plans made available by Employer to its executives and key management employees including, but not limited to, any pension, savings, insurance, medical or health-and-accident plan or arrangement, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.

(b) Vacation Time Allowances. Executive shall be entitled each year to 18 days of vacation, during which time Executive’s compensation shall be paid in full. Unused vacation days shall not accrue from year to year.

(c) Business Expense Reimbursement. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by Employer) in performing services hereunder, provided that Executive properly accounts therefor in accordance with corporate policy.

(d) Use of Company-Provided Automobile. Employer will, at its option, either provide to Executive a monthly cash car allowance in an amount of not less than $800, or provide to Executive an automobile for his use.

(e) Club Dues. Employer agrees to pay all fees and dues (except for initiation fees, any minimums, club charges or assessments) for Executive’s membership at the Atlanta Athletic Club and the 1818 Club.

(f) Life Insurance. During the term of this Agreement, Employer agrees to pay the annual premium on Executive’s life insurance policy (New York Life, policy no. 56 006 758) in the amount of $4,399.04.

(g) Disability Policy. During the term of this Agreement, Employer agrees to pay the annual premium on Executives disability policy (Mass Mutual, policy no. 8476349) in the amount of $4,758.00.

4. Restrictive Covenants. Executive acknowledges that he has performed services or will perform services hereunder which directly affect Employer’s business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

(a) Non-Competition. Executive expressly covenants and agrees that during the term of his employment hereunder and for a period of twelve months after termination of his employment for any reason other than pursuant to subsection (c), (d) or (f) of Section 8 hereof, Executive shall not directly or indirectly, either as a principal, agent, employee, employer, stockholder, organizer, director, co-partner or in any other individual or representative capacity whatsoever, engage in the banking and financial services business, which includes, but it is not limited to, the commercial banking, insurance agency, wealth management, trust, savings and loan, and mortgage banking businesses, and any other business in which the Company or any of its subsidiaries is engaged, anywhere within 75 miles of the Company’s principal executive offices in Gwinnett County, Georgia; provided, however, that Executive shall not be prohibited hereunder from investing in a business similar to the business of Company or any of its subsidiaries if such investment is limited to less than five percent of the capital stock or other securities of any corporation or similar organization.

(b) Non-Solicitation of Employees. Executive agrees that he will, for so long as he is employed by Employer and for a period of 12 months after termination of his employment for any reason (i) not solicit, entice, persuade, or induce any other employee of the Company or any of its subsidiaries to leave the employ of such entity, and (ii) refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any individual who is employed by the Company or any of its subsidiaries at the time of the attempted recruiting or hiring.

(c) Non-Solicitation of Customers. Executive agrees, for so long as he is employed by Employer and for a period of 12 months after termination of his employment for any reason, Executive shall not, directly or indirectly, solicit any business from any of the customers of the Company or its subsidiaries, or actively seek prospective customers of the Company or its subsidiaries, with whom Executive had material contact within the last 24 four months of Executive’s employment hereunder for purposes of providing products or services that are similar to or competitive with those provided by the Company or any of its subsidiaries, if the Company or any of its subsidiaries is also then still engaged in such business.

5. Unauthorized Disclosure. Executive shall not, without the written consent of the Board of Directors of the Company or a person authorized thereby, knowingly disclose to any person, other than an employee of Employer or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties hereunder or as required by law, any material confidential information obtained by him while in the employ of Employer with respect to any of Employer’s services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practices the disclosure of which he knows will be materially damaging to Employer; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Employer.

The covenants contained in this Section 5 shall survive the termination of Executive’s employment with the Company for any reason for a period of two years; provided, however, that with respect to those items of confidential information which constitute a trade secret under applicable law, Executive’s obligations of confidentiality and non-disclosure as set forth in this Section 5 shall continue to survive after said two-year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

6. Injunctive Relief. It is understood and agreed by the parties hereto that the services to be rendered by Executive hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages, and additionally that a breach by Executive of the covenants set out in Sections 4 or 5 of this Agreement will cause Employer great and irreparable injury and damage. Executive hereby expressly agrees that Employer shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Sections 4 or 5 of this Agreement by Executive. This provision shall not, however, be construed as a waiver of any of the remedies which Employer may have for damages or otherwise.

7. Subsidiaries. It is understood and agreed by the parties hereto that, at the election and direction of Employer and without modification of the terms and provisions hereof, Executive shall also serve as an executive officer and/or director of any one or more subsidiaries of the Company, when and as so determined by Employer.

8. Termination of Employment. This Agreement shall be for a term commencing on the Employment Date and ending thirty-six (36) months thereafter, unless sooner terminated in accordance with the provisions of this Section 8. Additionally, on each anniversary date of the Employment Date, this Agreement and Executive’s term of employment hereunder shall be extended for an additional one-year period beyond the then effective expiration date, provided that the Employer’s Board of Directors determines in a duly adopted resolution that the performance of Executive has met with the Board’s requirements and standards, and that this Agreement shall be extended. Upon termination of Executive’s employment for any reason, Executive or, in the event of Executive’s death, Executive’s estate, shall be entitled to Executive’s Annual Salary prorated through the date of termination. Any other payments or benefits earned by or owed to Executive hereunder at the time of termination of employment, but not yet paid to Executive, shall be paid to Executive or his estate at such time as is provided by the terms of the applicable Employer plan or policy. Executive’s right to any additional payments and benefits for periods after the date of termination of employment shall be determined in accordance with the following provisions of this Section 8.

(a) Termination Upon Disability of Executive. Employer or Executive may terminate Executive’s employment hereunder upon written notice to the other party in the event that by reason of Executive’s physical or mental impairment (a “disability”), Executive is incapable of performing his duties hereunder for a period of 90 consecutive days or a total of 150 days in any twelve-month period. If any disagreement concerning whether Executive has suffered a “disability” (as used in this Section) occurs between Executive and Employer, Executive (or his spouse or personal representative if Executive is unable to communicate with reason) shall select a physician, and Employer shall select a physician. Such physicians shall select a third physician, and the three physicians shall then determine by majority vote whether Executive is disabled (as used in this Section). The decision of a majority of such physicians shall be binding on Employer and Executive.

(b) Termination by the Company for Proper Cause. The occurrence of any of the following events or circumstances shall constitute “Cause” for the termination, at the election of Employer, of the employment of Executive under this Agreement:

(i) conduct by Executive that amounts to fraud, material dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder;

(ii) the conviction of Executive of a felony;

(iii) initiation of suspension or removal proceedings against Executive by federal or state regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

(iv) knowing violation of federal or state banking laws or regulations; or

(v) refusal to perform a duly authorized directive of Employer’s Board of Directors; provided, however, that with respect to the conditions described in items (i), (iii), (iv) or (v) of the foregoing, no determination of Cause shall be made by the Board of Directors on such basis unless the Board of Directors has provided written notice to the Executive of the existence of such condition, the Executive has been granted a reasonable opportunity to appear before the Board of Directors in order to respond to such determination.

Upon the termination of Executive’s employment hereunder by Employer for Cause, no additional benefits or monies shall be due Executive other than those accrued hereunder or under any benefit plans of Employer as of the date of termination. In addition, in the event that Employer discharges Executive for Cause and the acts or omissions of Executive constituting Cause result in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company, then, notwithstanding anything to the contrary herein or the terms of any Company plan or program, as of the date of termination (i) Employer shall have no further obligations to make any payments or provide any benefits to Executive or his dependents hereunder or under any compensatory or benefit plan or arrangement of Employer and, if applicable, (ii) any outstanding options and warrants to purchase shares of the Company’s common stock granted by the Company to Executive shall immediately expire to the extent not previously exercised.

In the event that Employer discharges Executive alleging Cause and it is subsequently determined pursuant to Section 11(f) that the termination was without proper cause, then such discharge shall be deemed a discharge without Cause subject to the provisions of Section 8(c) hereof.

(c) Termination by Employer Without Cause. Employer may terminate Executive’s employment hereunder at any time without Cause by written notice to Executive, in which event Employer shall continue to pay Executive his Annual Salary, as in effect immediately prior to such termination, for the remaining period of this Agreement.

(d) Termination by Executive For Good Reason. In the Event Executive terminates his employment for Good Reason, Employer shall provide to Executive all of the payments and benefits to which Executive would have been entitled pursuant to Section 8(c) had Employer terminated Executive’s employment without Cause. For purposes of this Agreement, the term “Good Reason” shall mean:

(i) a substantial alteration in the nature or status of Executive’s responsibilities which renders Executive’s position to be of less dignity, responsibility or scope;

(ii) Employer requiring Executive to be based anywhere other than the Company’s principal executive offices; or

(iii) any material breach by Employer of its obligations contained in this Agreement.

(e) Termination by Executive Without Good Reason. In the event Executive terminates his employment with Employer for any reason (including retirement) other than Good Reason, death or disability, no additional benefits or monies shall be due Executive other than those accrued hereunder or under any benefit plans of Employer as of the date of termination.

(f) Termination Upon Failure to Commence Banking Operations. Executive’s employment hereunder shall cease at the end of the eighteenth month after the Effective Date in the event that on such date the Company does not have a subsidiary actively engaged in the commercial banking business.

(g) Termination By Executive Following Change in Control. In the event of a “change in control” of the Company, as defined herein, Executive shall be entitled, for a period of 30 days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to Employer of termination of this Agreement and to receive an amount (the “Severance Amount”) equal to the lesser of (i) the amount of Annual Salary and bonus received by Executive in the one-year period immediately preceding the change in control or (ii) the maximum amount that will result in no portion of the amount payable or rights accruing hereunder being subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. The determination of the amount of any potential reduction in the rights or payments shall be made in good faith by Employer. Executive shall cooperate in good faith with Employer in making such determination and providing the necessary information for such purpose. The Severance Amount shall be paid in cash, in equal monthly installments over the one-year period commencing on the date of the termination of Executive’s employment. For purposes of this Section 8(g), “change in control” of the Company shall mean:

(i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

(ii) the sale of all or substantially all of the assets of the Company; or

(iii) the liquidation of the Company.

(h) Effect of Termination on Other Positions. If, on the date of his termination of employment with Employer, the Executive is a member of the Board of Directors of the Company or any of its subsidiaries, or holds any other position with the Company or any of its subsidiaries, the Executive shall be deemed to have resigned from all such positions as of the date of his termination of employment with Employer. Executive agrees to execute such documents and take such other actions as Employer may request to reflect such resignation.

9. Release. Executive hereby acknowledges and agrees that prior to Executive’s or his dependents’ right to receive from Employer any compensation or benefits to be paid or provided to him or his dependents hereunder following the termination of his employment for any reason, Executive may be required by the Company, in its sole discretion, to execute a release substantially in the form of Exhibit B hereto.

10. Return of Materials. Upon termination of employment hereunder, Executive shall promptly deliver to Employer all correspondence, manuals, letters, notes, notebooks, reports and any other documents or tangible items containing or constituting confidential information about the business of Employer.

11.	Miscellaneous.

(a) Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested — in the case of Executive, to his residence address as set forth in the books and records of Employer, and in the case of Employer, to the address of the Company’s principal place of business, in care of the Chairman of the Compensation Committee of the Board of Directors of the Company — or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

(b) Successors. This Agreement shall inure to the benefit of and be binding upon Executive, Employer and any successor to Employer.

(c) Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction or arbitrator to be unenforceable or invalid for any reason, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term, or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to subsection (d) of this Section 11 if held to be unreasonable or unenforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

(d) Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity or arbitrator, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Executive hereby consents to and affirmatively requests that said court or arbitrator, to the extent legally permissible, reform the covenant or promise so as to be reasonable and enforceable and that said court or arbitrator enforce the covenant or promise as so reformed.

(e) Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person and, so long as Executive lives, no person other than the parties hereto shall have any rights under or interest in this Agreement or the subject matter hereof.

(f) Arbitration. Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to Executive’s employment with Employer or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, Employer and Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Gwinnett County, Georgia in accordance with this Section 11(f) of this Agreement and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The matter shall be heard and decided, and awards rendered by a panel of three arbitrators

(the “Arbitration Panel”). The Company and Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the “Commercial Panel”) and those two arbitrators shall select a third arbitrator; provided, however, that in the event the two arbitrators cannot agree on a third arbitrator, the AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. Employer and Executive will each bear their own costs for legal representation in any arbitration, except that the Arbitration Panel will have the authority to award all remedies provided by applicable law, including recovery of attorney fees when so provided by applicable law. Employer will pay all arbitrators’ fees and other administrative fees in connection with any arbitration hereunder; provided, however, that the Arbitration Panel may require all or a portion of such fees and expenses to be paid by Executive in the event the Arbitration Panel determines that Executive’s position in the arbitration proceeding was without merit.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(h) Entire Agreement. This Agreement contains the entire agreement of the parties concerning the matters set forth herein and therein, and all promises, representations, understandings, arrangements and prior agreements regarding the subject matter hereof, other than those set forth herein, are superseded hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“LLC”

Formosa Rose, LLC

By:	/s/ Thomas E. Persons, Sr.	By:	/s/ John L. Johnson
	Thomas E. Persons, Sr.		John L. Johnson
	Chairman, Board of Directors		Chairman, Search Committee

“EXECUTIVE”

/s/ William R. Short
William R. Short

Joined in by the Bank, effective this      day of                     , 2007.

“BANK”

[Proposed Bank]

By:
Name:
Title:

LLC (“Assignor”), for good and valuable consideration, the adequacy of which is hereby acknowledged, hereby sells, assigns and transfers to Touchstone Bancshares, Inc. (as referred to herein as the “Company” and, now, “Assignee”) all of Assignor’s right, title, and interest in and to this Agreement, and Assignee hereby assumes all obligations of Assignor under this Agreement.

“ASSIGNOR”		“ASSIGNEE”

By:	/s/ Thomas E. Persons, Sr.	By:	/s/ William R. Short
Name:	Thomas E. Persons, Sr.	Name:	William R. Short
Title:	Chairman	Title:	President and CEO

EXHIBIT A

ORGANIZER CONTRIBUTION AND

JOINT VENTURE AGREEMENT

THIS ORGANIZER CONTRIBUTION AND JOINT VENTURE AGREEMENT (the “Agreement”) is entered into among the Organizers (as defined below) of a proposed bank to be located in North Metro Atlanta area (the “Bank”).

PREAMBLE

The undersigned organizers of the Bank, and those who may hereafter join in the execution of this Agreement as additional organizers of the Bank at the invitation of the original organizers (collectively, the “Organizers”), have agreed to join together for the purpose of preparing and filing an application with the appropriate authorities to organize the Bank and, if deemed desirable, a holding company for the Bank. The Organizers have agreed among themselves to underwrite the organizational and pre-opening expenses of the Bank, subject to being reimbursed out of the proceeds of the initial capitalization of the Bank. The Organizers desire to divide among themselves responsibility for payment of such expenses in the event the proposed organization of the Bank is unsuccessful.

FOR AND IN CONSIDERATION of the foregoing, the undersigned agree as follows:

1. Formation. The Organizers hereby form and create a joint venture for the purposes and on the terms and conditions herein set forth (the “Venture”). The name of the Venture shall be Formosa Rose, LLC.

2. Purposes. The purposes of this Venture are to fund and administer the organization of the Bank, to pay the expenses incident thereto, including but not limited to the services of Interstate Brokers as engaged by Bobby G. Williams on behalf of the Organizers, and to acquire for the benefit of the Bank (or in the event of the unsuccessful organization of the Bank, for investment and subsequent disposition) real property for use as the Bank’s offices, and to enter into agreements and execute other instruments and documents incident to these purposes.

3. Contribution to Capital. Each of the Organizers shall contribute $20,000 to the Venture at the time such Organizer executes this Agreement. The Organizers contemplate that these funds will be invested in an escrow account with The Bankers Bank which will be used to secure a line of credit issued by The Bankers Bank or other financial provider, to the Venture.

4. Management.

(a) Control of the Venture and all of its affairs shall be in the Organizers. Except as specified below, decisions shall be made and actions approved by a majority in number of the Organizers, except that no Organizer shall be entitled to vote until he or she has contributed the amount of capital required under Paragraph 3.

(b) The Organizers designate Bobby G. Williams and Vivian Wong as temporary co-managers of the Venture (the “Manager”). The Manager is to serve in such capacity until such time as the Organizers designate a new Manager by a vote of at least 75% of the Organizers. The Manager shall not receive a salary or any other compensation for serving as the Manager, except as determined from time to time by the affirmative vote of at least 75% of the Organizers. However, the Organizers also intend to enter into an employment agreement with an individual who will become Chief Executive Officer of the Bank as contemplated herein. That individual shall then become the Manager, pursuant to which the Manager will receive a salary. If the Organizers determine to form a holding company for the Bank, these employment agreements will be entered into with or assigned to the holding company, and the organizational activities described in this Agreement will be conducted through the holding company, in accordance with its articles of incorporation and bylaws.

(c) The Organizers hereby delegate to the Manager the responsibility for the day-to-day management and ministerial acts of the Venture, and all questions relating to the usual daily business affairs and ministerial acts of the Venture shall rest in the Manager. Subject to the express limitations of this Agreement, the Manager is authorized to do any and all things and to execute and deliver on behalf of the Venture any and all agreements, instruments and other documents necessary to effectuate the purposes of the Venture. The Manager shall keep accurate books of account of the Venture’s collections and expenditures, which shall be open to inspection by any Organizer at any reasonable time. The Manager shall furnish periodic reports of the Venture’s collections and expenditures to the Organizers.

(d) No Organizer (including the Manager) shall, without the consent of a majority of the Organizers:

(i) do any act in contravention of this Agreement;

(ii) do any act which would make it impossible to carry on the business of the Venture;

(iii) borrow money in the Venture’s name, or utilize collateral owned by the Venture as security for such loans (except for the line of credit from The Bankers Bank or other financial provider referenced in Paragraph 3 above, which the Organizers hereby approve and authorize the Manager to obtain);

(iv) enter into any contract on behalf of or which binds the Venture; or

(v) pledge or transfer his or her interest in the Venture, except pursuant to this Agreement.

5. Reimbursement of Contributions. The Organizers contemplate that, upon preliminary approval by the regulatory authorities of the application to organize the Bank, the initial capitalization of the Bank will be accomplished through a public offering of common stock of the Bank or its holding company. Upon completion of the offering, the Organizers contemplate that the holding company or Bank will promptly reimburse the Organizers (including any Organizer who has withdrawn from the Venture) for the organizational expenses advanced by them. Each of the Organizers contemplates that he or she will purchase at least the dollar amount of stock in the offering set out beside his or her name on the signature page hereto, which amount shall be at least $200,000. This is a nonbinding statement of intent, and the stock of the Bank or holding company will be offered only pursuant to a prospectus or offering circular. If the application to organize does not receive regulatory approval, or if the offering of stock is not successful in raising the minimum capitalization required to open the Bank, or if the Organizers by majority vote elect to abandon the Venture, then the organizational expenses will be borne by the Organizers. Such expenses will be paid first from the escrow account referenced in Paragraph 3 above and, to the extent necessary, each Organizer will be responsible for his or her pro rata portion of any remaining expenses. The amount of any deficit due the organizational expense fund or any surplus from the expense fund which may be reimbursed to the Organizers shall be computed by the Manager and shall be promptly paid after abandonment of the Venture.

6. Withdrawal of Organizer. Any Organizer may withdraw from the Venture upon written notice to the Manager. A withdrawing Organizer shall not be entitled to any refund of any funds paid into the Venture or reimbursement for funds paid for the Venture except as set forth in Paragraph 5 above.

7. Additional Organizers. This Agreement will remain open for execution by additional Organizers who are invited to join the organizing group by the unanimous consent of the then existing Organizers.

8. Ratification. The execution of this agreement in counterparts by each additional organizer constitutes a ratification of the terms of the consulting agreement with Interstate Brokers.

9. Miscellaneous. This Agreement shall be construed under and in accordance with the laws in the state of Georgia. This Agreement may be executed by the Organizers in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Organizers have executed this Agreement as of the date first written above.

	Organizer	Signature and Date	Anticipated Stock Purchase
Name:			$
Address:		,2006

Telephone:

	Organizer	Signature and Date	Anticipated Stock Purchase
Name:			$
Address:		,2006

Telephone:

	Organizer	Signature and Date	Anticipated Stock Purchase
Name:			$
Address:		,2006

Telephone:

EXHIBIT B

FORM OF RELEASE

THIS RELEASE is made by the undersigned (“Executive”) in favor of [ • ] (the “Company”) this     day of             ,             .

WHEREAS, Executive and the Company are parties to that certain Employment Agreement, dated as of                     , 2006 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 9 of the Employment Agreement, it is a condition to the Company’s obligation to make certain payments and provide certain benefits to Executive following the termination of Executive’s employment that Executive execute and deliver to the Company a release in the form hereof

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the following sentence, Executive hereby releases the Company and any affiliated entities and their respective officers, directors, shareholders, executives and agents, from any and all claims, demands, suits, causes of action, damages or expenses which Executive has had or may have in the future, arising out of Executive’s employment as an executive of the Company and Executive’s separation from the Company, including, without limitation:

(a)	claims under any and all federal, state or local laws or regulations, including, but not limited to any labor, employment or benefit laws prohibiting any form of discrimination such as the Fair Labor Standards Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and the Civil Rights Act of 1991;

(b)	any right to recover under any claim that may be filed by the Equal Employment Opportunity Commission, or state or local human relations commission, or any other federal, state or local governmental agency; and

(c)	any claim that Executive is entitled to any payments or benefits other than as expressly set forth in the Employment Agreement.

IN WITNESS WHEREOF, intending to be legally bound, Executive has executed this Release on the date first set forth above.

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